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                                      10.71

                 STANDARD FORM LEASE BETWEEN REGISTRANT AND CLUB
                     AT 60TH STREET, INC. DATED MAY 4, 2001




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                                1. STANDARD FORM LEASE

                      LANDLORD:     THE SPORTS CLUB COMPANY, INC.,
                                    a Delaware corporation

                      TENANT:       CLUB AT 60TH ST., INC.,
                                    a New York corporation

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                               STANDARD FORM LEASE

1. DEFINITIONS; FUNDAMENTAL PROVISIONS.

          1.1 "BUILDING:" 330 East 61st Street and 333 East 60th Street, New York, New York

          1.2 "CLUB" or "CLUB FACILITY:" The Sports Club/L.A.-Upper East Side, constituting a part of the Building and designated 330 East 61ST Street, New York, New York

          1.3 "COMMENCEMENT DATE:" on delivery of possession to Tenant, estimated to be October 1, 2001

          1.4 "INITIAL TERM:" 10 years (subject to Paragraph 3.2)

          1.5 "LANDLORD:" The Sports Club Company, Inc., a Delaware corporation

          1.6 "LEASE DATE:" May 4, 2001

          1.7 "MASTER LEASE:" That certain Amended and Restated Net Operating Lease, dated as of March 26, 1985, by and between Hirschfeld Realty Club Corporation and 328 E. 61 Corp. (collectively, "MASTER LESSOR"), and Landlord's predecessor in interest, Vertical Fitness and Racquet Club, Ltd., as tenant under the Master Lease, as now or hereafter amended. The Master Lease is for the Building.

          1.8 "MINIMUM RENT:" $125,000

          1.9 "OPTION TERMS:" Two 5-year options; provided, however, that Tenant acknowledges and agrees that the term of the Master Lease currently terminates as of December 31, 2020, and therefore, in no event shall the second Option Term extend beyond the expiration of the term of the Master Lease, including any extension thereof (subject to Paragraph 3.3)

          1.10 "PERMITTED USE(s):" Any lawful use, including, but not limited to, a nightclub, cabaret, adult entertainment facility and restaurant (a "SPECIFIC USE"); provided the use (other than a Specific Use) is commensurate with, at least comparable in quality to, and harmonious with the uses made of buildings and improvements in the vicinity of the Building

          1.11 "PREMISES:" The ground floor space in the Building designated as 333 East 60th Street, New York, New York, which is approximately shown on Exhibit A

          1.12 "RENT ADJUSTMENT:" See Exhibit B

          1.13 "SECURITY DEPOSIT:" $500,000, payable as provided in Article 5

          1.14 "TENANT:" Club at 60TH St., Inc., a New York corporation

          1.15 ADVANCE RENT: None

          1.16 TENANT'S ADDRESS:    1058 South Alfred Street
                                    Los Angeles, California 90035
                                    Tel: (310) 651-0804

          1.17 LANDLORD'S ADDRESS:  11100 Santa Monica Boulevard, Suite 300
                                    Los Angeles, California 90025
                                    Tel:  (310) 479-5200
                                    Fax:  (310) 479-8879 and (310) 479-4350
                                    Attn: Real Estate Department and Co-Chief
                                          Executive Officers

          1.18 SQUARE FOOTAGE: Approximately __________________

          1.19 EXHIBITS:       Exhibit A    -    Premises
                               Exhibit B    -    Rent Adjustment Provisions
                               Exhibit C    -    Rules and Regulations
                               Exhibit D    -    Alterations and Improvements

          1.20 ADDITIONAL PROVISIONS: See attached addendum for additional Paragraphs 24 through 28, which are incorporated into and made a part of this Lease by this reference.



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        1.21 STANDARD PROVISIONS. The foregoing provisions, on page 1 of this
Lease, are incorporated into and are considered part of this Lease. This Lease is subject to the terms, covenants and conditions herein set forth on pages 2 through 12, inclusive, and on the Exhibits attached hereto, and Tenant covenants, as a material part of the consideration for this Lease, to keep and perform each and all of said terms, covenants and conditions.

    2. PREMISES. Landlord does hereby lease to Tenant and Tenant hereby leases from Landlord the Premises. Tenant agrees to accept the Premises in their "AS-IS/WHERE IS" condition as of the date hereof. Tenant shall repair any damage to the Premises caused by the existing tenant after the date hereof; provided, however, if such damage is covered by insurance, Landlord shall provide Tenant with the insurance proceeds and Tenant shall make such repairs in accordance with Paragraph 8 hereof. If there shall be any shortage in proceeds as and when required to complete such repairs, and Landlord fails to provide Tenant with adequate assurance that payment will be made by Landlord upon terms reasonably satisfactory to Tenant, within ten (10) days following receipt of written notice of such shortage and request therefor, then Tenant may elect to terminate this Lease within thirty (30) days thereafter. Neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the suitability of the Premises for the conduct of Tenant's business therein. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises were at such time in satisfactory condition to Tenant.

    3. LEASE TERM.

        3.1 TERM. The Initial Term shall commence on the Commencement Date and shall terminate on the tenth anniversary of the last day of the calendar month after the Commencement Date (the "EXPIRATION DATE"), or on such earlier date upon which this Lease shall be terminated pursuant to any of the provisions of this Lease, and subject to Tenant's right to extend the Initial Term as described in Paragraph 3.3. The Initial Term, together will all exercised Option Terms, are hereinafter referred to as the "TERM."

        3.2 DELIVERY OF POSSESSION. Landlord and Tenant shall confirm the Commencement Date by executing a lease confirmation notice, but Landlord's or Tenant's failure to do so shall not affect the commencement of the Term except as otherwise provided in the Lease. If Landlord is unable to deliver possession of the Premises to Tenant by October 1, 2001, Landlord shall not be liable to Tenant for damages of any kind. Any such delay in delivery shall not affect Tenant's obligations hereunder; provided, however, the Commencement Date and Tenant's obligation to pay rent shall not commence until possession is tendered to Tenant. If Landlord has not tendered possession of the Premises to Tenant by March 31, 2002, Tenant may terminate this Lease by giving Landlord ten (10) days' prior written notice of such election to terminate by April 30, 2002. If this Lease is terminated in accordance with this Paragraph 3.2, the Security Deposit, shall be returned to Tenant and both parties shall be released from all obligations under this Lease.

        3.3 OPTIONS.

        (a) Landlord hereby grants to Tenant two (2) consecutive Options of five
(5) years each (collectively, the "OPTIONS" and individually, an "OPTION") to extend the Term (each such extension term, an "OPTION TERM") as set forth in this Paragraph 3.3, on the same terms and conditions as set forth in this Lease. The first Option Term shall commence (if at all) immediately following the tenth
(10th) anniversary of the Term Commencement Date, and the second Option Term shall commence (if at all) immediately following the end of the first Option Term.

        (b) Notwithstanding the foregoing, in no event shall the second Option Term extend beyond the expiration of the term of the Master Lease, including any extension thereof.

        (c) Each Option may be exercised only by notice delivered to Landlord at least two hundred seventy (270) days but not more than three hundred sixty (360) days prior to the date that the Term would otherwise expire; provided, however, that if Tenant fails to exercise within such period, Landlord shall be required to give Tenant written notice of the lapse of such option exercise period and Tenant shall thereafter have a ten (10) day period following receipt of such written notice from Landlord within which to so exercise an Option. If Tenant fails to deliver to Landlord notice of the exercise of an Option within the prescribed periods of time described in the preceding sentence, then such Option and all succeeding Options shall immediately lapse, and there shall be no further right to extend the Term. No consent given by Landlord to an assignment or other transfer of this Lease shall be deemed to be consent or acquiescence to an assignment or other transfer of an Option nor shall it be deemed to be a waiver hereof. Each Option shall be exercisable by Tenant on the express condition that, at the time of exercise, Tenant shall not be in default under any of the provisions of this Lease and no condition which with the giving of notice or passage of time or both would constitute such a default shall have occurred. Further, if Tenant defaults in the performance of any of the terms, covenants or conditions of this Lease during the period from the timely and proper exercise of an Option to the date upon which said Option period would commence, and such default shall be continuing after notice and expiration of any applicable cure period, then Landlord shall have the option,

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without limitation, of declaring Tenant's exercise of said Option null and void, and this Lease (and all Options) shall then terminate upon the date that the Term would have expired had Tenant never exercised said Option (subject to such earlier termination as may be effected by Landlord's pursuit of any remedy available to it for said breach of lease by Tenant).

        3.4 OBLIGATIONS AND DUTIES. Tenant and Landlord shall be bound, as of the Commencement Date, by all obligations and duties under this Lease, except as otherwise specifically provided herein.

    4.  RENT.

        4.1 MINIMUM RENT. Commencing as of the Commencement Date, Tenant shall pay Landlord the Minimum Rent, as set forth in Paragraphs 1.8 and 4.2, in advance and without notice or demand except as may be otherwise provided herein, on or before the first day of each and every calendar month and continuing throughout the Term. If the Commencement Date is other than the first day of a calendar month, then Minimum Rent shall be prorated for such partial month.

        4.2 RENT ADJUSTMENT. The Minimum Rent shall be subject to the Rent Adjustments set forth in Exhibit B.

        4.3 PAYMENT. Tenant shall pay the Minimum Rent when due, without notice or demand, and without any abatement, deduction or setoff, except as expressly provided for in this Lease. Tenant shall pay the Minimum Rent, and all other amounts owed by Tenant under this Lease, in lawful money of the United States, to Landlord or to such other person or place as Landlord may designate from time to time. If Tenant pays the Minimum Rent or any other amount owed pursuant to the terms of this Lease, by check, the check must clear within five (5) business days. The Minimum Rent, any additional rent and all other amounts due under this Lease are sometimes hereinafter collectively described as the "RENTS," "RENT" or "RENT."

        4.4 PARTIAL PAYMENT. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Rent due shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment, irrespective of any such endorsement or statement, without prejudice to Landlord's right to recover the balance, and treat such partial payment as a default or pursue any other remedy provided in this Lease or at law.

        4.5 DEFAULT INTEREST AND LATE CHARGE. Tenant hereby acknowledges that the late payment of Rents will cause Landlord to incur damages, including administrative costs, loss of use of the overdue funds and other costs, the exact amount of which would be impractical and extremely difficult to ascertain. Landlord and Tenant therefore agree that if Landlord does not receive a payment of Rents within five (5) days after such payment is due, Tenant shall pay to Landlord, as additional rent, a late charge of $0.05 for each $1.00 so overdue. In addition to the late charge, Rents, additional rent or any other amount due from Tenant to Landlord under any provision of this Lease which is not paid when due shall bear interest at the maximum rate permitted by law but in no event greater than 18% per annum (the "INTEREST RATE"). Acceptance of any late charge or default interest by Landlord shall not cure or waive Tenant's default, nor prevent Landlord from exercising, before or after such acceptance, any of the rights and remedies for a default provided by this Lease or at law. Payment of any late charge or default interest is not an alternative means of performance of Tenant's obligation to pay Rents at the times specified in this Lease.

    5.  SECURITY DEPOSIT.

        5.1 PAYMENT PROVISIONS. The Security Deposit shall be payable (a) $250,000 upon the execution of this Lease and (b) the remaining balance of $250,000 upon Tenant's occupancy and opening for business.

        5.2 TENANT DEFAULT. If Tenant defaults in the payment or performance of any of Tenant's covenants and obligations under this Lease, then Landlord may apply all or part of the Security Deposit to the payment of any sum which Landlord may reasonably expend or may be required to expend by reason of Tenant's default, and to otherwise compensate Landlord for any other loss or damage to Landlord occasioned by Tenant's default, including, but not limited to, any damage or deficiency in the reletting of the Premises, whether such damages or deficiency accrues before or after summary proceedings or other re-entry by Landlord.

        5.3 ADDITIONAL DEPOSIT. If Landlord so uses all or part of the Security Deposit, Tenant shall upon demand immediately deposit with Landlord the sum necessary to replace the amount used.

        5.4 RELEASE OF SECURITY DEPOSIT.

        (a) If Tenant shall fully and faithfully comply with all of Tenant's covenants and obligations under this Lease, the Security Deposit, or any balance thereof, shall be returned to Tenant no later than sixty (60) days after expiration of the Term or earlier termination of this Lease, and delivery to Landlord of possession of the Premises. In the event of any assignment of this Lease, Landlord shall either return the Security Deposit, or remaining balance thereof, to Tenant, or deliver the Security Deposit or balance thereof, to the assignee no later than sixty (60) days after expiration of the Term or

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earlier termination of this Lease and delivery to the Landlord of possession of the Premises, and any such delivery shall release Landlord from all liability to Tenant for the return of the Security Deposit. Tenant thereafter shall look solely to such assignee for the return or payment of the Security Deposit.

        5.5 TENANT ASSIGNMENT OF SECURITY DEPOSIT. Tenant shall not assign or encumber or attempt to assign or encumber the Security Deposit or any interest in it, and Landlord shall not be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

        5.6 GENERAL PROVISIONS REGARDING THE SECURITY DEPOSIT. Unless required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and shall not have any fiduciary or other duties concerning the Security Deposit except as set forth in this Article 5. Unless required by law, Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby waives all provisions of law, now or hereafter in force, regarding security deposits, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rents, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may in addition claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.

    6.  USE AND COMPLIANCE WITH LAW.

        6.1 USE. Tenant shall use and occupy the Premises for the Permitted Use(s) and for no other purpose whatsoever, except as permitted by Landlord's prior written consent, which consent shall be at Landlord's sole and absolute discretion. In addition, Tenant shall not be entitled to use of the Common Areas (as defined below). Tenant shall not interfere with any other tenant's or occupant's right to peacefully have, hold and enjoy their respective premises and the Common Areas. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building. Tenant's use of the Premises shall be subject to and consistent with the Rules and Regulations attached as Exhibit C hereto and incorporated herein by this reference and shall further be subject to such other conditions and limitations as are set forth elsewhere in this Lease (including, without limitation, in Article 15). Tenant shall be entitled to sell or offer for sale in the Premises only services, goods or merchandise directly related to the Permitted Uses, unless otherwise agreed to by Landlord in writing.

        6.2 USE OF CLUB. Tenant, its employees and customers, shall not be entitled to use any of the Club Facilities except if and to the extent any of the same may become a member of the Club.

        6.3 ZONING, LICENSES AND PERMITS.

        (a) The Tenant shall have satisfied itself that the Premises is properly zoned to allow the Permitted Use(s) in the Premises on or before the execution hereof. If Landlord is unable to deliver the Premises to Tenant with either the current zoning or entitlements or other zoning or entitlements which will allow the Specific Uses, the Security Deposit, or any balance thereof, shall be returned to Tenant and this Lease shall terminate.

        (b) Tenant, at its sole cost and expense, shall duly procure and thereafter maintain all other governmental licenses and permits, including full bar liquor licensing, that are required for the proper and lawful conduct of Tenant's business or the Permitted Use(s), and make the same available to Landlord for inspection. Tenant at its sole cost and expense shall at all times comply with the terms and conditions of each such license or permit. Tenant's current President, Sheldon Andrens, will maintain operational control of the Premises for the Permitted Use(s) and at such time that he relinquishes such operational responsibilities to a general manager, such person shall (i) have operational experience in the food and beverage industry, (ii) submit to a thorough criminal background investigation which results in a favorable determination to the reasonable satisfaction of Landlord, and (iii) receive the approval of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

        (c) If, as a result of any governmental authority disallowing or materially affecting the Tenant's business or the Permitted Use(s) or Tenant's manner of operation, for any reason including the re-zoning of the Premises, except for any reason arising from or related to Tenant's acts or omissions under this Lease, Tenant shall be released from its obligations hereunder, this Lease shall terminate and the Security Deposit, or remaining balance thereof, shall be returned to Tenant.

        6.4 PROHIBITED USES. Tenant shall not at any time use or occupy or allow any person to use or occupy the Premises, or do or permit anything to be done or kept in the Premises, in any manner which (a) violates any certificate of occupancy in force for the Premises; (b) causes or is likely to cause damage, to the Premises or any equipment, facilities or other systems therein; (c) constitutes a violation of law; (d) violates a requirement or condition of the fire insurance policy issued for the Building; (e) constitutes a nuisance, annoyance or inconvenience to other tenants or occupants of the Building, or interferes with or disrupts the use or occupancy of any area of the Building

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(other than the Premises) by other lessees or occupants; or (f) constitutes an unlawful, immoral, indecent or objectionable occurrence or condition; it being agreed, however, that the immediately preceding clause (f) shall not prohibit Tenant's lawful operation within the Premises of a so-called "strip club" or other adult entertainment facility.

        6.5 COMPLIANCE BY TENANT. Each party shall promptly forward to the other party any notice it receives of the violation of any law involving the Premises or the use and occupancy by Tenant. Tenant shall, at Tenant's expense, comply with all laws that impose any obligation, order or duty on Landlord, except for any matters which are the responsibility of Landlord pursuant to Paragraph 7.3, or Tenant, arising from or related to (a) the Premises, Tenant's use of the Premises, or anything done in or about the Premises; (b) the manner of conduct of Tenant's business or operation of its installations, equipment or other property therein; (c) any cause or condition created by or at the instance of Tenant; or (d) breach of any of Tenant's obligations hereunder. Tenant shall pay all the reasonable costs, expenses, fines, penalties and damages, including reasonable attorneys' fees and costs, and court costs, which may be imposed upon Landlord by reason of or arising out of Tenant's failure to fully and promptly comply with and observe the provisions of this paragraph. Where Tenant's compliance as required by this paragraph necessitates actions by Tenant for which another provision of this Lease requires Landlord's consent, Tenant shall obtain Landlord's consent pursuant to such other provision before taking such actions. Any delay by Landlord in granting such consent shall extend Tenant's time to comply. Any repairs or alterations of the Premises by Tenant pursuant to this paragraph shall be subject to the provisions of Article 8.

        6.6 LOADING AND DELIVERY. The delivery and shipping of merchandise, supplies, fixtures and other materials or goods of whatsoever nature to or from the Premises and all loading, unloading and handling thereof shall be done only at such times, in such areas, by such means, and through such elevators, entrances, lobbies and corridors, as are designated by Landlord, in its sole and absolute discretion. Landlord accepts no liability and is hereby relieved and released by Tenant in respect to any such loading and delivery, or of the acts or omissions of any person or persons engaged in any loading and delivery.

        7. MAINTENANCE AND REPAIRS.

        7.1 TENANT'S OBLIGATIONS. Except for Landlord's obligations set forth in Paragraph 7.3, Tenant shall be solely responsible for all repair and maintenance of the Premises. Without limiting the generality of the foregoing, at Tenant's sole cost and expense, Tenant shall (i) maintain the Premises and the sidewalks in front of the Premises in good condition, (ii) regularly clean the Premises and clean, sweep and keep clear of ice and snow the sidewalks in front of the Premises and deposit all waste and trash from the Premises and the sidewalks in front of the Premises into trash containers or a trash area designated by Landlord, and (iii) maintain and repair the Premises and the sidewalks in front of the Premises, including, but not limited to, the interior walls of the Premises, Tenant's personal property, fixtures, signs, windows, mirrors, doors, the interior ceiling, the floor coverings and all lighting, electrical, plumbing and heating, ventilation and air-conditioning systems in or exclusively serving the Premises. Pursuant and subject to Paragraph 7.2, Landlord may, at Landlord's option, perform the work of maintenance and repair constituting Tenant's obligations hereunder, at Tenant's sole cost and expense. Any work of repair and maintenance performed for Tenant by persons other than Landlord shall be performed by contractors approved in writing by Landlord, in accordance with a repair and maintenance plan approved by Landlord and in compliance with all federal, state and local laws and regulations having jurisdiction thereof and shall comply with the standards of quality at least equal to those immediately prior thereto.

        7.2 DEFAULT BY TENANT. In the event Landlord reasonably determines, at any time during the Term, that Tenant's repair and maintenance of the Premises is not meeting the standards established by Landlord pursuant to the express provisions of this Lease, then, after (i) giving Tenant no less than ten (10) business days' notice specifying in detail the basis and (ii) thereafter, Tenant's failure to commence and diligently pursue the remedying of the same, Landlord may, but shall not be obligated to, undertake Tenant's repair and maintenance obligations on behalf of Tenant, with an overhead surcharge of 15% of such cost, together with interest at the Interest Rate calculated from the date such costs and expenses are initially incurred by Landlord, and all reasonable costs and expenses incurred by Landlord in the performance of Tenant's repair and maintenance obligations shall constitute additional rent under this Lease, and shall be payable by Tenant to Landlord within ten (10) days after Tenant's receipt of Landlord's written demand therefor accompanied by itemized receipts.

        7.3 LANDLORD'S OBLIGATIONS. Landlord shall maintain in good condition and repair only the foundation, exterior walls, roof and structural columns of the Building. Landlord shall not be liable for any damages to person or property, nor shall Landlord be deemed to have evicted Tenant, nor shall there be any abatement of rent under this Lease by reason of the breakdown of equipment or machinery, utilities, or other services to the Premises, or the cessation of utilities or services due to causes beyond the reasonable control of Landlord or by

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the making of repairs or improvements to the Premises or the Building, except if and to the extent abatement is required pursuant to Paragraph 13.6. Tenant expressly waives the benefit of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense, or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair. Tenant waives the provisions of any statute with respect to Landlord's obligations for tenantability of the Premises, and Tenant's right to make repairs and deduct the expenses of such repairs from the rent.

    8. ALTERATIONS AND IMPROVEMENTS. Tenant shall not make any structural alterations, additions or improvements to the Premises or the Building systems (collectively, "ALTERATIONS") without Landlord's consent, which shall not be unreasonably withheld, conditioned or delayed. Any such Alterations shall also be subject to the general terms and conditions set forth on Exhibit D. Within twenty-four (24) months of the Commencement Date, Tenant shall incur expenses in an amount not less than Fifty Thousand Dollars ($50,000) to upgrade the exterior of the Premises and the Building, adjacent sidewalk and outside landscaping, subject to the general terms and conditions set forth on Exhibit D.

    9. UTILITIES. Tenant shall timely pay for all water, sewer, gas, heat, light, power, steam, telephone and other utilities and services supplied to the Premises, together with any taxes thereon. Landlord reserves the right to require Tenant to separately meter utilities usage, at Tenant's cost and expense. Under no circumstances shall Landlord have any liability for, nor shall Tenant be entitled to any abatement, reduction, or deferral of payment of Rents whatsoever as a result of, any interruption, cessation, or interference with any such utility service.

    10. TAXES.

        10.1 REAL PROPERTY TAXES. Landlord shall be obligated to pay for all "REAL PROPERTY TAXES" (as defined herein) assessed against the land and the Building during the Term. The term "REAL PROPERTY TAXES" shall include all real estate taxes, assessment districts, taxing districts, housing fund assessments, open space charges, and general and special assessments, levies, fees or charges which are assessed, levied, charged, confirmed, or imposed by any public authority upon the land and the Building, or its operation. Real Property Taxes shall further be calculated as if the Building is the sole property of Landlord.

        10.2 PERSONAL PROPERTY AND BUSINESS TAXES. Tenant shall pay, at least thirty (30) days prior to delinquency, all taxes, if any, assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises. When possible, Tenant shall use best efforts to cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant's said personal property shall be assessed with Landlord's real property, Landlord shall reasonably allocate such taxes between Landlord and Tenant, and Tenant shall pay the taxes attributable to Tenant's personal property at least thirty (30) days prior to the delinquency date for such payment of taxes. Tenant shall pay, no less than five (5) days prior to delinquency, all special taxes and assessments and license fees levied, assessed or imposed by any governmental agency, by reason of Tenant's use of the Premises including, without limitation, business or licensing taxes, local or municipal business taxes and surcharges (including, by way of example and not limitation, any city or other local taxes based on the Rent), service payments in lieu of such taxes, annual or periodic license or use fees, transportation, transit or plan charges, or other similar charges, and excluding Landlord's income, transfer and franchise taxes.

    11. INSURANCE.

        11.1 LIABILITY INSURANCE. Tenant shall, at Tenant's expense, obtain and keep in force, during the Term, a policy of combined single limit, bodily injury and property damage insurance, insuring as additional insureds Landlord, and its partners (either general or limited), if any, and their respective agents, servants, employees, shareholders, officers, directors, and attorneys (collectively, the "AFFILIATES"), its property manager, the Master Lessor, or any of Landlord's senior or ground lessee or mortgagee whose name and address is given to Tenant (collectively, with the Affiliates, the "INSURED LANDLORD PARTIES") to the extent ordinarily permitted by recognized insurance carriers, and Tenant, against liability arising out of the use, occupancy or maintenance of the Premises and all areas appurtenant thereto which areas are, if applicable, more specifically delineated on the site plan attached to this Lease as Exhibit A. Such insurance shall be in an amount not less than $2,000,000. Such policy shall contain a cross liability clause and shall, to the extent not specifically excluded by the standard form policy, insure performance by Tenant of the indemnity provisions of Article 12. The limits of said insurance shall not, however, limit the liability of Tenant hereunder. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, upon not less than ten (10) days prior written notice to Tenant, procure and maintain the same, but at the expense of Tenant. Not more frequently than once each two (2) years, if, in the reasonable opinion of Landlord, the amount of liability insurance required hereunder is not adequate in comparison to that

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carried for comparable properties of similar usage as Tenant in the community in which the Premises are located, Tenant shall increase said insurance coverage as reasonably required by Landlord.

        11.2 CASUALTY INSURANCE. During the Term, Tenant shall maintain, at Tenant's expense, All Risk Coverage insurance covering all of Tenant's personal property and fixtures, and insuring same in the amount of its full replacement value.

        11.3 RENTAL INTERRUPTION INSURANCE. During the Term of this Lease, Tenant shall keep and maintain a policy of rental interruption insurance with the Landlord as the insured, which policy shall provide for payment to Landlord of a sum equal to 1.25 times the Minimum Rent, as described in Paragraphs 1.8,
4.1 and 4.2, for a term of not less than twelve (12) months after any casualty or destruction which results in interference with Tenant's business operations.

        11.4 OTHER INSURANCE. In addition to the policies of insurance required to be obtained and maintained by Tenant, Tenant agrees to maintain in full force and effect at all times during the Term, at Tenant's sole cost and expense, for the protection of Tenant and Landlord as their respective interests may appear, policies of insurance which afford the following coverages: (a) Worker's
Compensation: statutory limits; (b) Employer's Liability: not less than $2,000,000 and (c) such other insurance as may reasonably be required by Landlord or the Master Lessor, from time to time,

        11.5 WAIVER OF SUBROGATION. Landlord and Tenant shall each secure an appropriate clause in, or an endorsement upon, each insurance policy required by the Master Lease and this Article 11, pursuant to which the insurance company waives subrogation or permits the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party without invalidating the coverage under the insurance policy. On Tenant's policies, the waiver of subrogation or permission for waiver of any claim shall extend to all Insured Landlord Parties. Each party hereby releases the above-named persons with respect to any claim (including a claim for negligence) which it might otherwise have against them for injury, loss, damage or destruction occurring during the Term and covered by the policies required of Tenant under this
Article 11 and by Landlord's policies. In the event that either party fails to obtain and maintain the insurance required under this Article 11 (or elsewhere in this Lease) for any reason whatsoever, such failures shall constitute defaults under this Lease and such party shall be conclusively deemed to have self-insured such insurance obligations with the full waiver of subrogation set forth herein.

        11.6 POLICY REQUIREMENTS. Tenant shall deliver to Landlord fully paid-for policies or certificates of insurance for the insurance coverage required by the Master Lease and/or this Article, in form reasonably satisfactory to Landlord, issued by the insurance company or its authorized agent, upon mutual execution and delivery of this Lease. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord such renewal policy or certificates at least thirty (30) days before the expiration of any existing policy. At Landlord's request, Tenant shall deliver certificates of insurance with any additional required endorsements to additional insured parties. All policies shall be primary and shall be issued by companies of recognized responsibility, maintaining a rating of A-X or better in Best's Insurance Reports - Property - Casualty (or an equivalent rating on any successor index adopted by Best's), and licensed to do business in New York. All policies shall provide that they cannot be canceled or modified unless Landlord, and any other additional insured party, are given at least thirty (30) days' prior written notice of such cancellation or modification.

        11.7 PREMIUM INCREASE. If, by reason of any action or omission by Tenant in default of any of its obligations under this Lease, including but not limited to the provisions of Article 6, the premiums on Landlord's insurance on the Club Facility are higher than they otherwise would be, Tenant shall reimburse Landlord, on demand, as additional rent, for that part of the premiums attributable to the default by Tenant provided a detailed bill and specification is provided to Tenant.

    12. INDEMNITY.

        12.1 INDEMNITY OF LANDLORD. Except for the negligence or willful misconduct of Landlord, or its Affiliates, Tenant shall indemnify and hold harmless Landlord and its Affiliates, the Premises and/or the Club Facility, from and against any and all claims arising from Tenant's use of the Premises, or from the conduct of Tenant's business, or from any activity, work or things done, permitted or suffered by Tenant in or about the Premises, and shall further indemnify and hold Landlord and its Affiliates, the Premises and/or the Club Facility, harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or negligence of Tenant, or any of Tenant's agents, contractors, customers, licensees, or employees, and from and against all reasonable costs, reasonable attorney's fees and costs, and court costs, reasonable expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon written notice from

Landlord, shall defend the same, at Tenant's expense, by counsel selected by Tenant and approved by Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk to property or injury to persons in, upon or about the Premises, arising from any cause and Tenant hereby waives all claims, in respect thereof against Landlord and its Affiliates. Counsel selected or designated by an insurance carrier is deemed approved.

        12.2 EXCULPATION OF LANDLORD. Except for the negligence or willful misconduct of Landlord or its Affiliates, Tenant hereby agrees that neither Landlord, nor its Affiliates, shall be liable for injury to Tenant's business, or any loss of income therefrom, or for damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers, or any other person in or about the Premises and/or the Club Facility or any other consequential damage, nor shall Landlord, or its Affiliates, be liable for injury to the person of Tenant, Tenant's employees, agents or contractors, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places where the resulting damage or injury occurs on or about the Premises, or any part of the Club Facility and regardless of whether the cause of such damage or injury, or the means of repairing the same, is inaccessible to Tenant. Tenant agrees to give Landlord prompt notice of any such damage or injury, including to the actual knowledge of Tenant, reasonable details as to the persons involved, the nature and extent of any such damage or injury, a statement of existing or potential claims relating thereto, and other relevant information concerning any such damage or injury. Neither Landlord, nor its Affiliates, shall be liable for any damages arising from any act or neglect of any other tenant, if any, of the Club Facility, and Tenant agrees to promptly report any such damages to Landlord; nor shall Landlord, or its Affiliates, be liable for any damage to property entrusted to employees of the Club Facility, nor for the loss of, or damage to, any property, by theft or otherwise, nor for any injury or damage to person, property or Tenant's business, resulting from construction, repair or alteration of the Premises, improvements adjoining the Premises or any other portion of the Club Facility. Neither Landlord, nor its Affiliates, shall be liable for any damage caused by acts or omissions of other tenants, occupants, or visitors of the Club Facility.

        12.3 LIMITATION ON LANDLORD'S LIABILITY. The obligations of Landlord, and its Affiliates under this Lease do not constitute personal obligations. Tenant, and Tenant's successors and assigns, hereby agree not to seek recourse against the personal assets of Landlord, and its Affiliates, for satisfaction of any actual or alleged liability of Landlord to Tenant under this Lease, but Tenant shall look only to Landlord's interest in the Club Facility for the satisfaction of any liability of Landlord to Tenant hereunder. If this Lease is assigned by Landlord, Landlord shall be released from all obligations under this Lease accruing from and after the date of such assignment.

    13. DAMAGE OR DESTRUCTION.

        13.1 DEFINITIONS.

        (a) "PREMISES PARTIAL DAMAGE" shall mean damage or destruction to the improvements on the Premises, other than Tenant's Owned Alterations and Utility Installations, which can reasonably be repaired in three (3) months or less from the date of the damage or destruction, and the cost thereof does not exceed a sum equal to six (6) months' Minimum Rent subject to the Rent Adjustments set forth in Exhibit B. Landlord shall notify Tenant in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

        (b) "PREMISES TOTAL DESTRUCTION" shall mean damage or destruction to the improvements on the Premises, other than Tenant's Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in three
(3) months or less from the date of the damage or destruction, and/or the cost thereof exceeds a sum equal to six (6) months' Minimum Rent, subject to the Rent Adjustments set forth in Exhibit B. Landlord shall notify Tenant in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

        (c) "INSURED LOSS" shall mean damage or destruction to improvements on the Premises, other than Tenant Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Article 11, irrespective of any deductible amounts or coverage limits involved.

       (d) "REPLACEMENT COST" shall mean the cost to repair or rebuild the improvements owned by Landlord at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

       (e) "TENANT'S OWNED ALTERATIONS AND/OR UTILITY INSTALLATIONS" shall mean Alterations and/or Utility Installations made by Tenant that are not yet owned by Landlord pursuant to this Lease.

        (f) "UTILITY INSTALLATIONS" shall mean all floor and window coverings, air lines, power panels, electrical distribution, security and fire protection systems, communication systems, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises.

        (g) "TRADE FIXTURES" shall mean Tenant's machinery and equipment that can be removed without doing material damage to the Premises.

        (h) "APPLICABLE REQUIREMENTS" shall mean all applicable laws, covenants or restrictions of record, regulations, and ordinances in effect on the Commencement Date.

        13.2 PARTIAL DAMAGE - INSURED LOSS. If a Premises Partial Damage that is an Insured Loss occurs, then Landlord shall, at Landlord's expense, repair such damage (but not Tenant's Trade Fixtures or Tenant Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Tenant shall, at Landlord's election, make the repair of any damage or destruction the total cost to repair of which is $5,000 or less, and, in such event, Landlord shall make any applicable insurance proceeds available to Tenant on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the insuring party shall promptly contribute the shortage in proceeds as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Landlord shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Tenant provides Landlord with the funds to cover same, or adequate assurance thereof, within ten (10) days following receipt of written notice of such shortage and request therefor. If Landlord receives said funds or adequate assurance thereof within said ten (10) day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Landlord may nevertheless elect by written notice to Tenant within ten
(10) days thereafter to: (i) make such restoration and repair as is commercially reasonable with Landlord paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate thirty (30) days thereafter. Tenant shall not be entitled to reimbursement of any funds contributed by Tenant to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph
13.3 notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either party.

        13.3 PARTIAL DAMAGE - UNINSURED LOSS. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Tenant (in which event Tenant shall make the repairs at Tenant's expense), Landlord may either: (i) repair such damage as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Tenant within thirty (30) days after receipt by Landlord of knowledge of the occurrence of such damage. Such termination shall be effective sixty (60) days following the date of such notice. In the event Landlord elects to terminate this Lease, Tenant shall have the right within ten (10) days after receipt of the termination notice to give written notice to Landlord of Tenant's commitment to pay for the repair of such damage without reimbursement from Landlord. Tenant shall provide Landlord with said funds or satisfactory assurance thereof within thirty (30) days after making such commitment. In such event this Lease shall continue in full force and effect, and Landlord shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Tenant does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

        13.4 TOTAL DESTRUCTION. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate sixty (60) days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Tenant, Landlord shall have the right to recover Landlord's damages from Tenant, except as provided in this Lease.

        13.5 DAMAGE NEAR END OF TERM. If at any time during the last two (2) years of this Lease there is damage for which the cost to repair exceeds one month's Minimum Rent, whether or not an Insured Loss, Landlord may terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving a written termination notice to Tenant within thirty (30) days after the date of occurrence of such damage. Notwithstanding the foregoing, if Tenant at that time has an exercisable Option to extend this Lease or to purchase the Premises, then Tenant may preserve this Lease by, (a) exercising such Option and (b) providing Landlord with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is ten (10) days after Tenant's receipt of Landlord's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such Option expires. If Tenant duly exercises such Option during such period and provides Landlord with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Landlord shall, at Landlord's commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Tenant fails to exercise such Option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Tenant's Options shall be extinguished.

       13.6 ABATEMENT OF RENT; LANDLORD'S REMEDIES.

        (a) ABATEMENT. In the event of Premises Partial Damage or Premises Total Destruction for which Tenant is not responsible under this Lease, the Rent payable by Tenant for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Tenant's use of the Premises is impaired, but not to exceed the proceeds received from any rental interruption insurance maintained by Landlord. All other obligations of Tenant hereunder shall be performed by Tenant, and Landlord shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

        (b) REMEDIES. If Landlord shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within ninety (90) days after such obligation shall accrue, Tenant may, at the time prior to the commencement of such repair or restoration, give written notice to Landlord and to any lenders of which Tenant has actual notice, of Tenant's election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Tenant gives such notice and such repair or restoration is not commenced within thirty (30) days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such thirty (30) days, this Lease shall continue in full force and effect. "Commence" shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

        13.7 TERMINATION; ADVANCE PAYMENTS. Upon termination of this Lease pursuant to Paragraph 13, an equitable adjustment shall be made concerning advance Rent and any other advance payments made by Tenant to Landlord. Landlord shall, in addition, return to Tenant so much of Tenant's Security Deposit as has not been, or is not then required to be, used by Landlord.

        13.8 WAIVE STATUTES. Landlord and Tenant agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

        13.9 ENVIRONMENTAL HAZARDS AND TOXIC MATERIALS. Tenant hereby agrees to use the Premises in accordance with the following:

        (a) "HAZARDOUS MATERIALS" shall mean any substance, material, waste, gas or particulate matter which is regulated by any local, state or federal authority including, but not limited to, petroleum; radioactive, nuclear or toxic wastes or materials; asbestos; polychlorinated biphenyls (PCB's); urea formaldehyde foam insulation; freon or freon-containing equipment, which is or becomes regulated; any material or substance declared to be hazardous or toxic by any law related to environmental conditions on, under, or about the Building or the Premises, or arising from Tenant's use or occupancy of the Premises, including soil, air and ground water conditions, or governing the use, generation, storage transportation, or disposal of Hazardous Materials in, on, at, to or from the Premises (hereinafter collectively referred to as the "REGULATIONS"). "HAZARDOUS MATERIALS ACTIVITIES" shall mean the use, generation, storage, disposal and/or transportation of Hazardous Materials by Tenant or Tenant's employees, agents, contractors, licensees and/or invitees.

        (b) Tenant shall not conduct or cause to be conducted any Hazardous Materials Activities on, under or about the Premises, without receiving Landlord's prior written consent (which consent Landlord may withhold in Landlord's sole and absolute discretion or revoke at any time); provided, however, and notwithstanding the foregoing prohibition, Tenant may, subject to Tenant's compliance with all Regulations, store and use in, on, and about the Premises, general business and office supplies, solvents, lubricants and cleaning fluids (in normal and ordinary quantities and types). Tenant shall conduct all Hazardous Materials Activities in strict compliance (at Tenant's sole cost and expense) with all applicable Regulations using all necessary and appropriate precautions.

        (c) Tenant shall indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless Landlord, and its Affiliates, any senior lessor, the Premises and/or the Club Facility, from and against any and all claims, damages, costs and liabilities (including actual attorneys' fees and costs, and court costs) arising out of any Hazardous Materials Activities. Landlord, and Landlord's representatives and employees, may enter during daylight hours the Premises, at any time during the Term upon reasonable prior notice to Tenant, in order to inspect Tenant's compliance herewith. The indemnification of Landlord by Tenant set forth in this Article 13 shall survive the expiration or any earlier termination of this Lease.

    14. ASSIGNMENT AND SUBLETTING.

        14.1 NO ASSIGNMENT OR SUBLETTING. Without the prior written consent of the Landlord, Tenant shall not, either voluntarily or by operation of law and directly or indirectly, assign, sell, encumber, pledge or otherwise transfer all or any part of Tenant's leasehold interest hereunder, or any interest herein, and shall not sublet the Premises or any part thereof, nor permit any other person or entity (the customers, contractors, invitees, agents, servants, independent contractors and performers of Tenant excepted) to occupy or use the Premises, or any portion thereof (a "TRANSFER"). Any Transfer shall be void and of no force and effect without the prior written consent of the Landlord. For purposes of this Article 14, a "TRANSFER" shall include (i) a transfer by any means of legal or beneficial interests representing 49% or more of the interests in either voting power, capital or profits in Tenant or in any corporation, partnership, joint venture or other entity directly or indirectly comprising Tenant or which "controls" Tenant (as defined below in this Article 14), or (ii) the sale, mortgage, hypothecation or pledge of more than an aggregate of 49% of Tenant's assets.

        14.2 TERMINATION OF LEASE. Notwithstanding any other provision hereof, in lieu of giving consent to a Transfer, Landlord may, at its election, elect to
(a) construe such proposed transfer as an offer to transfer the leasehold estate created hereby to Landlord which may be accepted at any time within sixty (60) days after receipt thereof, and if so accepted, such transfer to Landlord shall automatically be deemed consummated on all the terms and provisions set forth in such proposed transfer (except that Landlord may further assign or otherwise transfer such interest without Tenant's review or consent) or (b) terminate this Lease upon thirty (30) days advance written notice and release Tenant from any liability under this Lease (as to that portion of the Premises involved) accruing after the effective date of such termination (except as otherwise provided in this Lease). In the event Landlord makes an election pursuant to clause (a) or (b) of this Paragraph, Tenant may withdraw its request for Landlord's consent to a Transfer, in which case such request and Landlord's election shall each be null and void.

    15. COMMON AREAS.

        15.1 DEFINITION. All areas within the interior boundaries of the Building, which are not now or hereafter held for use by Landlord or used by other persons entitled to exclusively occupy floor space in the Building, including, without limiting the generality of the foregoing, parking areas and structures, driveways, truckways, delivery passages, elevators and escalators, loading docks, sidewalks, ramps, open and enclosed courts and malls, landscaped and planted areas, exterior stairways, bus stops, retaining walls, restrooms not located within the premises of any tenant, and other areas and improvements provided by Landlord for the common use of Landlord and tenants of the Building and their respective employees and invitees, shall be deemed "COMMON AREAS."

        15.2 USE. Tenant and its employees and invitees shall not be entitled to the use of the Common Areas during the Term, except for those areas designated by Landlord, in its sole and absolute discretion for the purposes set forth in Paragraph 6.6.

    16. HOLDING OVER. Should Tenant, with Landlord's written consent, which Landlord may withhold or revoke in its sole and absolute discretion, hold over after the termination of this Lease, Tenant shall become a Tenant from month to month, only upon each and all of the terms herein provided as may be applicable to such month to month tenancy and any such holding over shall not constitute an extension of this Lease. During such holding over, Tenant's Minimum Rent as set forth in Paragraphs 1.8 and 4.1 of this Lease shall be 125% of the sum of the Minimum Rent then being paid for the first sixty (60) days of any such holding over and thereafter 200% thereof. The foregoing provisions are in addition to and do not affect Landlord's right of re-entry or any other rights or remedies of Landlord hereunder or as otherwise provided at law or in equity, or both. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all losses, costs, damages and liabilities (including attorneys' fees and costs, and court costs) which Landlord may suffer as a result of Tenant's failure to surrender the Premises.

    17. DEFAULT BY TENANT.

        17.1 DEFAULT. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

       (a) Any failure by Tenant to pay any Rent for a period of five (5) days after such payment is due;

       (b) The failure of Tenant to take possession of the Premises within fifteen (15) days after tendered by Landlord, or the abandonment or vacation of the Premises by Tenant for fifteen (15) consecutive days or thirty (30) days or more in the aggregate in any consecutive three hundred sixty-five (365) days period;

       (c) The failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, if the nature of such default is such that it cannot reasonably be cured within such thirty-day period, Tenant shall not be deemed to be in default under this Paragraph

17.1(c) if Tenant within that period commences to cure the default and thereafter diligently proceeds to completion within a reasonable period of time; provided, however, Tenant shall not have more time than permitted by the provisions of the Master Lease or any mortgage debt on the Building or Landlord's interest in the Master Lease or this Lease;

        (d) The making by Tenant or any guarantor of Tenant of any general assignment for the benefit of creditors; the filing by or against Tenant or any guarantor of Tenant of a petition to have Tenant or any guarantor of Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy which is not discharged within one hundred twenty
(120) days; the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within ninety
(90) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within ninety (90) days;

       (e) The failure by Tenant to deliver an estoppel certificate or subordination document or any other documentation required under this Lease upon five (5) business days' notice that the same has not reasonably been timely delivered as required by, as applicable, Paragraphs 27 and 28 or any other provision of this Lease;

       (f) The committing of waste on the Premises; or

       (g) The hypothecation or assignment of this Lease or subletting of the Premises, or attempt at such action, in violation of Article 14.

        17.2 TERMINATION OF LEASE. In the event of any such default after required notice and expiration of any applicable cure period by Tenant, then in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving Tenant a notice of termination. In the event that Landlord so terminates this Lease, then Landlord may recover from Tenant:

        (a) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

        (b) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

        (c) The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

        (d) Any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; plus

        (e) Such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable New York law.

As used in subparagraphs (a) and (b) above, the "worth at the time of award" is computed by allowing interest from the date of termination until the time of award at the maximum rate allowable under state or federal law, or, if no such maximum rate applies, at the rate of 15% per annum. As used in subparagraph (c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of New York at the time of award plus 1%.

        17.3 REENTRY BY LANDLORD. In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to reenter the Premises and remove all persons and property; the removed property may be stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

        17.4 ELECTION TO TERMINATE. No reentry or taking possession of the Premises by Landlord pursuant to Paragraph 17.3 shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

        17.5 REDEMPTION RIGHTS. Tenant, on behalf of itself and any and all persons claiming through or under Tenant, hereby waives and surrenders all right and privilege which it might have, under any law, to redeem the Premises or to have a continuance of this Lease after being dispossessed or ejected from the Premises by process of law or under the terms of this Lease or after the termination of this Lease.

        17.6 APPLICATION OF RENT PAYMENTS. Tenant waives all rights that it may have under present or future law to designate the items to which any payments made by Tenant are to be credited. Tenant agrees that Landlord may apply any payments made by Tenant to such items then due and payable under this Lease as Landlord sees fit, irrespective of any designation or request by Tenant as to the items to which such payments should be credited.

        17.7 COUNTERCLAIMS. Tenant shall not interpose any counterclaim of any kind in any action or proceeding commenced by Landlord to recover possession of the Premises except those that would be waived by law due to Tenant's failure to so interpose. Tenant may assert any counterclaim in a separate action or proceeding.

        17.8 PERFORMANCE BY LANDLORD. If Tenant shall default in the performance of any of Tenant's obligations under this Lease, and the default continues for thirty (30) days after Landlord gives Tenant notice of the default, and Tenant has not commenced diligently to cure such default, such that it could reasonably be completed within the time period required hereunder, Landlord, without thereby waiving or curing such default, may (but shall not be obligated to) perform the defaulted obligation for the account and at the expense of Tenant. Landlord may perform Tenant's defaulted obligation without prior notice in a case of emergency, also at Tenant's sole but reasonable cost and expense, provided Landlord gives Tenant notice as soon as reasonably possible.

        17.9 PAYMENT OF LANDLORD'S EXPENSE. Any reasonable expenses incurred by Landlord in connection with any performance by it for the account of Tenant under Paragraph 17.8, and, subject to Paragraph 21, all reasonable costs and expenses, including reasonable attorneys' fees and costs, and court costs (whether or not legal proceedings are instituted), involved in collecting Rents or enforcing the obligations of Tenant under this Lease, including the reasonable cost and expense of instituting and prosecuting legal proceedings after default by Landlord or upon expiration or sooner termination of this Lease plus all interest at the Interest Rate and all late charges, shall be due and payable by Tenant, on demand.

        17.10 POST-JUDGMENT INTEREST. The amount of any judgment obtained by Landlord against Tenant in any legal proceeding arising out of a default by Tenant under this Lease shall bear interest until paid at the maximum rate allowed by law, or, if no such maximum rate prevails, at the rate of 15% per annum. Notwithstanding anything to the contrary contained in any applicable statute, in the case of any damages that were certain or ascertainable by calculation, such interest shall accrue from the day that the right to such damages vested in Landlord and in the case of any unliquidated claim, such interest shall accrue from the day such claim arose.

        17.11 NO WAIVERS. The failure of either party to insist, in any one or more instances, upon the strict performance by the other of any of the other's obligations under this Lease, or to exercise any right or remedy given by either party upon a default by the other, shall not be construed as a waiver or relinquishment for the future, and the obligations and rights and remedies upon a default shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of Rents or payment by Tenant with knowledge of a breach by the other party of any obligation of this Lease shall not be deemed a waiver of such breach, and Landlord may treat such payment as a partial payment under Paragraph 4.4.

        17.12 REMEDIES NOT EXCLUSIVE. The rights and remedies of either party provided in this Lease for a default by either party are not exclusive, and either party may exercise any other right or remedy it may have pursuant to this Lease, at law or in equity.

    18. DEFAULT BY LANDLORD. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to Landlord's ground or senior lessor, including the Master Lessor, or lessee or mortgagee whose name and address is given to Tenant shall have at any time been furnished to Tenant in writing, specifying therein such obligations Landlord has failed to perform; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty-day period and thereafter diligently prosecutes same to completion.

    19. CONDEMNATION.

        19.1 ELECTION TO TERMINATE. If there is any taking of all or part of the Premises, or any interest therein in excess of 10% because of the exercise of the power of eminent domain or inverse condemnation, whether by condemnation proceedings, or otherwise, or any transfer or any part thereof or any interest therein made in avoidance thereof (all of the foregoing being hereinafter referred to as "taking") before or during the Term, Landlord or Tenant shall be entitled to elect to terminate this Lease; Landlord shall give Tenant written notice of such election not later than thirty (30) days after the date Landlord delivers notice to Tenant that possession or title to the portion of the Premises taken has vested in the condemnor.

        19.2 AWARD. The total and entire award or compensation in such proceedings, whether for a total or partial taking, or for diminution in the value of the leasehold or for the fee or for any other reason shall belong to, and be the property of, Landlord, provided, however, Tenant shall be entitled to claim Tenant's relocation and other moving expenses.

    20. NOTICES. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery (including without limitation by Federal Express or other recognized overnight courier or delivery service), facsimile transmission followed by mail, or by mail, and if given by mail shall be deemed sufficiently given if sent by registered or certified mail return receipt requested to the address of the party to receive such notice. Notices shall be deemed received upon actual receipt for notices given by personal delivery and upon the date occurring three days after deposit of any notice in the United States mail for addresses located in the greater Los Angeles area or five business days after the date of such deposit in the United States mail for notices to addresses outside of the greater Los Angeles area. Either party, by notice to the other, may specify a different address for notice purposes than those set forth in Paragraphs 1.16 or 1.17.

    21. ATTORNEYS' FEES. If Landlord or Tenant brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to its reasonable attorneys' fees and costs to be paid by the losing party.

    22. BROKERS. Tenant covenants, warrants and represents that no broker was instrumental in bringing about OR consummating this Lease and that Tenant has had no conversations or negotiations with any broker concerning the leasing of the Premises or this Lease. Tenant agrees to indemnify, defend and hold Landlord harmless against and from any claims based on the acts of Tenant for any brokerage commissions or finder's fees by any parties making claims through Tenant, and all costs, expenses and liabilities incurred in connection with such claims, including all reasonable attorneys' fees and costs, and court costs.

    23. MISCELLANEOUS.

        23.1 MEMORANDUM OF LEASE. Tenant shall not record this Lease; however, at the request of Landlord, Tenant shall promptly execute, acknowledge and deliver to Landlord a memorandum of lease with respect to this Lease sufficient for recording.

        23.2 ENTIRE AGREEMENT. This Lease contains all of the agreements and understandings related to the leasing of the Premises and the respective obligations of Landlord and Tenant in connection therewith. Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except those that are expressly set forth in this Lease, including any riders and all exhibits hereto. All prior agreements and understandings between the parties have merged into this Lease, which alone fully and completely expresses the agreement of the parties.

        23.3 AMENDMENTS. No agreement shall be effective to amend, change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, refers expressly to this Lease and is signed by Landlord and Tenant. Modifications to this Lease must also be approved by any mortgagee or lender of Landlord who has such right under its mortgage, deed of trust or other encumbrance.

        23.4 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the obligations of this Lease shall bind and benefit the successors and assigns of the parties hereto; provided, however, that no assignment, sublease or other transfer in violation of the provisions of Article 14 shall operate to vest any rights in any putative assignee, sublessee or transferee of Tenant.

        23.5 FORCE MAJEURE. Neither Landlord nor Tenant shall have any liability whatsoever to the other on account of (a) the inability to fulfill, or delay in fulfilling, any of its obligations under this Lease by reason of war, civil disobedience, strike, other labor trouble, governmental preemption of priorities or other controls in connection with a national or other public emergency, or shortages of fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar to the above, beyond its reasonable control; or
(b) any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises, by reason of any requirement, act or omission of the public utility or others furnishing the Building with electricity or water, or for any other reason, whether similar or dissimilar to the above, beyond Landlord's or Tenant's reasonable control. If this Lease specifies a time period for performance of an obligation, that time period shall be extended by the period of any delay in such performance caused by any of the events of force majeure described above. Notwithstanding the foregoing, the occurrence of the events set forth in clauses (a) and (b) of this paragraph shall not diminish Tenant's obligation to timely pay Rents without abatement, reduction or set-off except as may be set forth in this Lease.

        23.6 POST-TERMINATION OBLIGATIONS. Upon the expiration of the Term or earlier termination of this Lease, neither party shall have any further obligation or liability to the other except as otherwise expressly provided in this Lease, and except for such obligations as by their nature or under the circumstances can only be, or by the provisions of this Lease, may be, performed after such expiration or earlier termination. However, any liability for a payment or repayment of Rents shall survive the expiration of the Term or earlier termination of this Lease.

        23.7 GOVERNING LAW. Irrespective of the place of execution or performance, this Lease shall be governed by and construed in accordance with the laws of the state of New York.

        23.8 INVALIDITY. If any provision of this Lease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the fullest extent permitted by law.

        23.9 CAPTIONS. The captions, headings and title of this Lease, along with tables of contents or indexes of defined terms, if any, are solely for convenience of reference and shall not affect the interpretation of this Lease.

        23.10 PRESUMPTIONS. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party drafting a document. It shall be construed neither for nor against Landlord or Tenant, but shall be given a reasonable interpretation in accordance with the plain meaning of its terms and the intent of the parties.

        23.11 INDEPENDENT COVENANTS. Each covenant, agreement, obligation or other provision of this Lease on either party's part to be performed shall be deemed and construed as a separate and independent covenant of such party, not dependent on any other provision of this Lease.

        23.12 NUMBER AND GENDER. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

        23.13 TIME IS OF THE ESSENCE. Time is of the essence of this Lease and of each provision hereof in which a time of performance is established.

        23.14 JOINT AND SEVERAL LIABILITY. If, at any time during the Term, Tenant comprises more than one person, all such persons shall be jointly and severally liable for payment of Rents, additional rent and all other amounts, and for the performance of every obligation of Tenant under this Lease.

        23.15 EXHIBITS. All exhibits and any riders attached to this Lease are incorporated herein and by this reference made a part hereof.

        23.16 SUBMISSION OF LEASE. The submission of this Lease to Tenant or its broker, agent or attorney for review or signature does not constitute an offer to Tenant to lease or purchase the Premises or the granting of an option to do so. This Lease shall have no binding force or effect until its execution and delivery by both Landlord and Tenant.

        23.17 RULES AND REGULATIONS. Tenant shall observe and comply with the Rules and Regulations for the Building set forth in Exhibit C hereto, and any reasonable amendments and additions thereto as Landlord may reasonably adopt from time to time for the management, care, cleanliness and good order of the Building written notice of which are given to Tenant (the "RULES AND REGULATIONS"). Landlord shall not be responsible or liable to Tenant for violations of the Rules and Regulations by other tenants and occupants of the Building other than Landlord and its Affiliates. No rule or regulation will mutually detract or mutually reduce Tenant's rights or materially increase Tenant's obligations under this Lease and the provisions of this Lease will supercede any rule or regulation.

        23.18 AUTHORITY OF TENANT. If any Tenant is a corporation, each individual executing this Lease, on behalf of said corporation, represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with the articles, bylaws and resolution of the Board of Directors of said corporation that this Lease is binding and obligatory upon said corporate tenant, and shall deliver to Landlord, concurrently with Tenant's execution hereof, a corporate resolution and other necessary documentation authorizing the execution of this Lease. Tenant hereby warrants and represents that, as a corporate tenant, if applicable, it is now, and will continue during the Term hereof to be, a corporation in good standing under the laws of the state of incorporation of Tenant, qualified to do business in the state in which the Premises are located. If Tenant is a partnership, each individual executing this Lease on behalf of said partnership represents and warrants that he, she or it is duly authorized to execute and deliver this Lease on behalf of said partnership in accordance with the terms and conditions of the partnership agreement.

        23.19 WAIVER. Tenant expressly acknowledges that in the event of a default by Landlord under this Lease, a monetary award shall fully compensate Tenant for any damages incurred by Tenant as a result thereof (subject to Paragraph 12.3), and Tenant waives the right to seek specific performance of the terms of this Lease, and, without limiting the generality of the foregoing, Tenant shall not record a lis pendens against all or any part of the Premises, the Club Facility or the Building or otherwise encumber Landlord's title thereto.

        23.20 SUBLEASE. This Lease is a sublease and is subject to the terms of the Master Lease.

        (a) Each of the terms and conditions of the Master Lease are incorporated herein by this reference, and the terms, conditions and respective obligations of Landlord and Tenant to each other under this Lease shall be the terms and conditions of the Master Lease, except for those provisions that are directly contradicted by this Lease, in which event the terms of this Lease shall control over the Master Lease. Except as may be otherwise provided in this

Lease Tenant shall and hereby agrees to be subject to and bound by and to conform to the Master Lease with respect to the Premises and to satisfy all applicable terms and conditions of the Master Lease with respect to the Premises for the benefit of the Master Lessor, and that upon the breach of any of such terms, covenants or conditions of the Master Lease by Tenant or upon the failure of Tenant to pay rent or to comply with any provisions of this Lease, Landlord may exercise any and all rights and remedies granted to Master Lessor by the Master Lease, as well as any and all rights granted to Landlord by this Lease. It is further understood that Landlord shall not have any duty or obligations to Tenant under the Master Lease other than to maintain the Master Lease in full force and effect during the term of this Lease; provided, however, that Landlord shall not be liable to Tenant for any earlier termination of the Master Lease which is not due to Landlord's default, and Tenant agrees that any termination of the Master Lease shall likewise terminate this Lease. The parties expressly agree that Landlord assumes none of the Master Lessor's obligations as provided in the Master Lease. Tenant agrees to look solely to Master Lessor for performance of those obligations and to further hold Landlord harmless from any claim arising from Master Lessor's failure to perform its obligations, unless its failure is due to Landlord's breach of the Master Lease.

        (b) Except as otherwise expressly provided in this Lease, (i) Tenant expressly assumes and agrees to conform and comply with all of the terms, covenants and conditions of the Master Lease that are to be observed and performed thereunder by Landlord for the benefit of Master Lessor with respect to the Premises (other than payment of rent and other monetary amounts under the Master Lease which shall be paid by Landlord), and (ii) Tenant shall indemnify, defend and save Landlord harmless from and against any loss, damage, cost and expense (including attorneys' fees) which Landlord may sustain or incur by reason of any failure on the part of Tenant to so observe and perform the same.

        (c) In the event that during the term of this Lease the Master Lease shall be terminated or come to an end for any reason, this Lease and any subleases of all or a part of the Premises, or any assignments of this Lease, shall terminate and come to an end on the effective date of the termination of said Master Lease. Except with respect to a termination caused by a default by Landlord under the Master Lease, Landlord shall not be liable to Tenant in any respect or to any extent for the cancellation or termination thereof except that, if Tenant is not then in default in the payment of any sums due under this Lease, beyond the expiration of any applicable cure period, any sum paid by Tenant in advance shall be refunded by Landlord; the amount of such refund shall be computed on a per diem basis as of the date of termination. Notwithstanding the foregoing provisions of this Paragraph 23.20 if the reason for such termination of the Master Lease shall be a default on the sole part of Tenant with respect to any of the terms and conditions of this Lease or the Master Lease, Landlord shall be entitled to recover from Tenant as liquidated damages at least an amount equal to the damages which Master Lessor shall be entitled to recover from Landlord in connection with such termination of the Master Lease.

        23.21 QUIET ENJOYMENT. Except in the event of a termination of the Master Lease, an event of default under any superior mortgage, and subject to any matter of public record and all applicable laws, Landlord covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the dates set forth below.

TENANT:     CLUB AT 60TH ST., INC.,
            a New York corporation

By     /s/ Sheldon Andrens

       ----------------------------------------

 Its    President

        --------------------------------------

DATED:               5-4            ,2001
           ------------------------



LANDLORD:   THE SPORTS CLUB COMPANY, INC.,
            a Delaware corporation

By     /s/ Rex Licklider

       ----------------------------------------

 Its    Co-Ceo

        --------------------------------------

DATED:               5-4            ,2001
           ------------------------

                     ADDENDUM TO STANDARD FORM LEASE BETWEEN
            THE SPORTS CLUB COMPANY, INC. AND CLUB AT 60TH ST., INC.

--------------------------------------------------------------------------------


        24. SECURITY MEASURES. Tenant hereby acknowledges that the Rent payable to Landlord hereunder does not include the cost of guard services or other security measures, and that Landlord shall have no obligation whatsoever to provide or cause or permit to be provided same. Tenant shall be obligated to obtain security for the Premises and all entrances and exits and control access to the Premises, all at its sole cost and expense, and shall be solely responsible for, and Landlord shall not be responsible for, the sufficiency or adequacy of such security measures. Tenant shall employ a security team at the Premises to be directed by a retired member of the New York Police Department, with the rank of not less than Captain, a former agent of the Federal Bureau of Investigation, or any similarly qualified former law enforcement official. Tenant also assumes all responsibility for the protection of Tenant's property and property under Tenant's control, and for the protection of Tenant and its principals, employees, agents, contractors, licensees, invitees and permitted subtenants (and their respective principals, employees, agents, contractors, licensees and invitees) from any acts of third parties except for Landlord and Landlord's principals, employees or agents, regardless of whether Landlord, from time to time in its sole discretion, may elect to provide or cause or permit to be provided any guard services or other security measures.

        25. INSURANCE. Notwithstanding anything to the contrary in the Lease and in addition to the Minimum Rent, Tenant shall pay, throughout the Term and as additional rent, 13% of the cost of Landlord's casualty insurance for the Building. Landlord may invoice Tenant monthly and on an estimated basis, which estimate may change from time to time. If Landlord invoices on an estimated basis, then Landlord shall provide Tenant with a yearly reconciliation on or before each April 30 for the preceding calendar year. If such reconciliation shall show that Tenant overpaid, then such overpayment shall be applied as a credit against the succeeding months' invoices. If there shall be insufficient months remaining in the Term against which to make such credit, then such reconciliation shall be accompanied by Landlord's check to Tenant in the amount of such overpayment. If such reconciliation shall show that Tenant underpaid, then such reconciliation shall constitute Landlord's invoice to Tenant for such underpayment, which Tenant shall pay within five (5) business days of receipt.

        26. SIGNS. Subject to Tenant's compliance with any applicable governmental requirements, Tenant shall not place any sign upon the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned; it being agreed, without limitation, that it would be reasonable for Landlord to withhold its consent to any proposed exterior signage of Tenant that (a) would account for more than 13% of the total exterior signage allowed by law for the entire Building, (b) would not be consistent with any already existing exterior signage at the Building or
(c) would be located anywhere other than at street level near the entrance of the Premises. Notwithstanding the foregoing, Landlord hereby consents to the placement of Tenant's signage at the location of the existing signage for the Premises. Tenant shall, at its own expense, maintain, keep in good repair and pay all charges relating to any such signage permitted under this Lease. In addition and notwithstanding anything to the contrary contained in this Lease, Tenant shall, at its sole cost and expense, maintain and repair that portion of the exterior of the Building where any such signage is attached and any surrounding area affected by such signage. Tenant's exterior signage shall be deemed real property once installed. Landlord may require that Tenant remove any or all of its exterior signage at the expiration of the Term and restore any damage resulting from such removal.

        27. SUBORDINATION, NONDISTURBANCE AND ATTORNMENT.

               (a) Subject to the provisions of this paragraph, this Lease and the leasehold estate created hereby shall be, at the option and upon written declaration of Landlord, subject, subordinate, and inferior to the lien and estate of any ground lease (including, without limitation, the Master Lease), mortgage, deed of trust, hypothecation or other lien or security arising upon such leasehold placed upon the leasehold held by Landlord under the Master Lease or upon the real property of which the Premises are a part, and to any and all advances made on the security thereof and to all renewals, extensions, or replacements thereof, now or hereafter imposed by Landlord upon the Premises. The Landlord shall use commercial reasonable efforts to obtain an agreement ("NON-DISTURBANCE AGREEMENT"), from the holders of any such ground lease (including, without limitation, the Master Lease), mortgage, deed of trust, hypothecation or other lien or security arising upon such leasehold after the date of this Lease and to any and all advances made on the security thereof or to any renewal, extension, or replacement thereof, setting forth that, so long as Tenant is not in default hereunder, Landlord's and Tenant's rights and obligations hereunder shall remain in force and Tenant's right to possession shall be upheld. If the holder of any such interest shall elect to subordinate the lien of its interest to this Lease, and shall give written notice thereof to Tenant, then this Lease shall be deemed prior to such interest whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. The Non-Disturbance Agreement may contain such additional provisions regarding nondisturbance, subordination and attornment as are customarily requested by secured lenders with liens encumbering real property security similar to such leasehold or the Premises. Tenant shall, within ten (10) days following a request by Landlord, execute, acknowledge and deliver the Non-Disturbance Agreement, and any other subordination agreement or other documents required to establish of record the priority of any such encumbrance over this Lease. If Tenant fails to execute such documents within ten (10) days after a written request by Landlord, then, following expiration of any applicable notice and cure period, (i) such failure shall be a material default entitling Landlord to exercise its remedies under Article 17, (ii) Tenant shall be liable to Landlord for all foreseeable and unforeseeable losses, costs and expenses incurred by Landlord arising from or relating to such failure by Tenant, including, but not limited to, losses suffered by Landlord due to the cancellation of any prospective sale, financing, refinancing or master leasing of all or any part of the Building and (iii) Tenant shall pay, as additional rent, to Landlord, upon demand and without thereby limiting any other remedies of Landlord and not as liquidated damages, a charge of $500 per day for each day after the expiration of such ten-day period that such documents have not been so executed and delivered. In addition, as long as they do not materially increase Tenant's monetary obligations or materially diminish Tenant's rights under this Lease, Tenant agrees that it will make such modifications to this Lease as may be reasonably required by a lender or an investor not affiliated with Landlord in connection with the obtaining, from time to time, of any equity, financing or refinancing of the Building, including, without limitation, the Premises. In addition, even if any such modification did materially increase Tenant's monetary obligations or materially diminish Tenant's rights under this Lease, Tenant and Landlord nonetheless each still shall make any such modification, as applicable, if (i) it is a reasonable modification for such lender or investor to require under the circumstances and (ii) Landlord, in its sole discretion, elects, as between Landlord and Tenant, to bear any increased costs resulting from such modification that otherwise would be borne by Tenant.

               (b) In the event of foreclosure of any deed of trust or mortgage, whether superior or subordinate to this Lease, then (i) Tenant shall attorn to and recognize the beneficiary, mortgagee or purchaser at foreclosure sale ("SUCCESSOR LANDLORD") as Tenant's landlord for the remaining term of this Lease provided the Successor Landlord assumes the obligations of the Landlord from and after the taking of possession by Successor Landlord; and (ii) the Successor Landlord shall not be bound by (a) any payment of rent for more than one month in advance; (b) any amendment, modification, or ending of this Lease without the Successor Landlord's consent after the Successor Landlord's name is given to Tenant pursuant to the notice requirements set forth in Paragraph 20, unless the amendment, modification, or ending is specifically authorized by the original Lease and does not require Landlord's prior agreement or consent; (c) any liability for or obligation to cure any act or omission of a prior Landlord and regardless of whether in the nature of a continuing default; and (d) any construction obligation, or related funding obligation, of a prior Landlord.

               (c) If Landlord, or an affiliate of Landlord, shall acquire the interest of Master Lessor under the Master Lease, then Landlord shall enter into, or cause such affiliate to enter into, a Non-Disturbance Agreement with Tenant, the terms and conditions of which shall be as set forth in Paragraph 27(a).

        28. ESTOPPEL CERTIFICATES; FINANCIAL STATEMENTS. Within ten (10) days after a request therefor by Landlord or Tenant, the other party shall execute an estoppel certificate, in form reasonably satisfactory to the requesting party, and shall deliver such certificate to whom the requesting party shall direct, which (a) certifies that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified, and stating the modifications); (b) states the expiration date of the Term and that there are no agreements to extend or renew the Term or to permit any holding over (or, if there are any such agreements, describes them and specifies the periods of extension or renewal); (c) certifies the dates through which rents have been paid, and the then-current amounts of Minimum Rent; (d) states whether or not, to the actual knowledge and belief of the certifying party, the requesting party is in default in performance of any of its obligations under this Lease, and specifies each default of which it has actual knowledge; (e) states whether or not, to the actual knowledge and belief of the certifying party, any event has occurred which, with the giving of notice or passage of time, or both, would constitute a default by the requesting party and, if such an event has occurred, specifies each such event; and (f) states whether Tenant is entitled to any credits, offsets, defenses or deductions against payment of rents, and, if so, describes them. Tenant shall also, upon request of Landlord, certify and agree for the benefit of any lender against the Premises, whether in an estoppel certificate or in a Non-Disturbance Agreement, that Tenant will not look to such lender: as being liable for any act or omission of Landlord and regardless of whether in the nature of a continuing default; as being obligated to cure any defaults of Landlord under the Lease which occurred prior to the time such lender, its successors or assigns, acquired Landlord's interest in the Premises by foreclosure or otherwise; as being bound by any payment of rent by Tenant to Landlord for more than one (1) month in advance; as being bound by Landlord to any amendment or modification of the Lease without such lender's written consent; or as being bound by any construction obligation or related funding obligation. An estoppel certificate issued pursuant hereto shall be a representation and warranty which may be relied upon by the requesting party and by others with whom the requesting party may be dealing, regardless of independent investigation. Tenant also shall include in any estoppel certificate requested by Landlord such other information concerning this Lease as Landlord and/or an existing or proposed lender of Landlord may reasonably request. If either party fails to execute and deliver an estoppel certificate within ten (10) days after a written request by the other party, then, following expiration of any applicable notice and cure period, such failure shall be a material default entitling Landlord to exercise its remedies under Article 17, (i) Tenant shall be liable to Landlord for all foreseeable and unforeseeable losses, costs and expenses incurred by Landlord arising from or relating to such failure by Tenant, including, but not limited to, losses suffered by Landlord due to the cancellation of any prospective sale, financing, refinancing or master leasing of all or any part of the Building and (ii) Tenant shall pay, as additional rent, to Landlord, upon demand and without thereby limiting any other remedies of Landlord and not as liquidated damages, a charge of $500 per day for each day after the expiration of such ten-day period that such estoppel certificate has not been so executed and delivered. Also within ten (10) days after a request therefor by Landlord, Tenant shall deliver a copy of the then-most current financial statements of Tenant and/or any guarantor of Tenant, either audited or certified by Tenant or such guarantor, as appropriate, to be true and accurate, to Landlord or such other person or entity as Landlord shall direct. Except for disclosing the same to Landlord's professional representatives and any potential purchaser, lender, ground lessor, equity investor or the like, and their respective professional representatives, and as may otherwise be required by law, Landlord shall endeavor to keep confidential any financial information provided to Landlord by Tenant and cause all of the foregoing parties to agree to keep the same confidential upon the same terms and conditions and customary exclusions.

                    EXHIBIT A TO STANDARD FORM LEASE BETWEEN
            THE SPORTS CLUB COMPANY, INC. AND CLUB AT 60TH ST., INC.

                              SITE PLAN OF PREMISES

                    EXHIBIT B TO STANDARD FORM LEASE BETWEEN
            THE SPORTS CLUB COMPANY, INC. AND CLUB AT 60TH ST., INC.

                                 RENT ADJUSTMENT

        Increases in Minimum Rent shall be payable as follows:


---------------------------------------------------
                                      MINIMUM RENT
     MONTHS OF TERM                    PER MONTH
---------------------------------------------------
Month 1 through Month 60              $125,000.00
---------------------------------------------------
Month 61 through Month 120            $137,500.00
---------------------------------------------------
Month 121 through Month 180           $151,250.00
---------------------------------------------------
Month 181 through 240                 $166,375.00
---------------------------------------------------

                    EXHIBIT C TO STANDARD FORM LEASE BETWEEN
            THE SPORTS CLUB COMPANY, INC. AND CLUB AT 60TH ST., INC.

                              RULES AND REGULATIONS

        Tenant agrees to conform to the following rules and regulations and all other reasonable rules and regulations which Landlord may, from time to time, establish for tenants of the Building without discrimination against Tenant. Landlord shall not be responsible to Tenant for the violation or nonperformance by any other tenant or occupant in the Building with regard to such rules and regulations. Landlord agrees to use reasonable efforts to apply the provisions of this Exhibit C to other tenants in a non-discriminatory fashion subject to arbitration if Tenant deems such rules and/or regulations unreasonable.

        A. USE OF THE PREMISES.

               (i) Tenant shall use the Premises solely for the purposes specified in Article 6. Tenant further covenants and agrees that it will not use or suffer or permit any person or persons to use the Premises or any part thereof for conducting therein a second-hand store, auction, distress or fire sale, or bankruptcy or going-out-of-business sale, or for the sale of prescription drugs, or for any use or purpose in violation of the laws of the United States of America, or the laws, ordinances, regulations and requirements of the state and the county and city where the Club Facility is situated, or of other lawful authorities, and that during said Term, the Premises, and every part thereof, shall be kept by Tenant in a clean and wholesome condition, free from any objectionable noises, odors or nuisances if and to the extent detectable from outside the Premises, and that all health and police regulations with respect to the Premises shall, in all respects and at all times, be fully complied with by Tenant.

        Except as provided in this Lease and the obligations of Landlord, Tenant shall, at its sole cost and expense, faithfully observe in the use, occupation and possession of the Premises all municipal and county ordinances, and all state and federal statutes now in force and which may hereafter be in force, and shall fully comply at its sole expense with all regulations, orders and other requirements issued or made pursuant to any such ordinances and statutes.

        Tenant shall not use or occupy the Premises, in any manner which (a) impairs the proper and economic maintenance, operation and repair of the Building or its equipment, facilities or systems; (c) unreasonably interferes with or unreasonably disrupts the use or occupancy of any area of the Building (other than the Premises) by other lessees or occupants; (d) interferes with the transmission or reception of microwave, television, radio or other communications signals by antennae located on the roof of the Building or elsewhere in the Building; (e) constitutes or promotes "drive-through" uses, or similar types of operation, or (f) constitutes an unlawful condition; it being agreed, however, that this paragraph shall not prohibit Tenant's lawful operation within the Premises of a so-called "strip club" or other adult entertainment facility.

               (ii) Tenant shall operate a first-class business operation in the Premises, and protect the rights, health and safety of all persons using the Premises. Therefore, Tenant, its employees, agents, licensees and customers shall observe the following rules of conduct when present in or about the Premises and in connection therewith Tenant and its employees shall:

                      1. Conduct themselves at all times in a professional manner;

                      2. Not solicit members of the Club Facility as customers for Tenant's business;

                      3. Not consume or be under the influence of drugs, narcotics, or controlled substances, except as may be medically prescribed;

                      4. Not willfully take, destroy or damage another person's property;

                      5. Not post notices or literature in or about the Building (other than within the Premises) without the prior written consent of Landlord, and not post any handbills on cars in the Common Areas;

                      6. Not possess or use any kind of weapon in or about the Building;

                      7. Not gamble in or about the Building;

                      8. Not park improperly or without authorization in or about the Building; or

                      9. Not engage in horseplay, dangerous practical jokes, or the throwing of any object in or about the Building.

        B. SIGNAGE AND ADVERTISING MEDIA. Tenant shall not affix any signs, advertising placards, names, insignia, trademarks, descriptive material or any other such like item or items anywhere outside the Premises, inside the Premises or to the Premises which would be visible from outside the Premises, except in compliance with Article 26 of the Lease.

        C. MODIFICATION OF RULES. Landlord may add to or modify any of the foregoing Rules and Regulations from time to time in accordance with the Lease.

                    EXHIBIT D TO STANDARD FORM LEASE BETWEEN
            THE SPORTS CLUB COMPANY, INC. AND CLUB AT 60TH ST., INC.

                          ALTERATIONS AND IMPROVEMENTS

        If Landlord has consented to any alterations, additions or improvements (collectively, "ALTERATIONS") to be made by Tenant in, on, to or about the Premises pursuant to Article 8 of the Lease or otherwise pursuant to the Lease, the following shall apply; it being agreed, however, that carpeting, painting and any other purely decorative work shall not constitute Alterations:

        1. CONDITIONS. Such Alterations shall be subject to Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed, of Tenant's plans, as well as all of the terms, covenants and conditions of this Lease, provided and upon the conditions that: (a) the Alterations are not visible from the outside of the Premises; (b) the Alterations are non-structural and do not impair the strength of the building in which the Premises are located; (c) before proceeding with any Alterations, Tenant shall submit to Landlord, for Landlord's approval, plans and specifications for the work to be done, and Tenant shall not proceed with such work until it obtains Landlord's approval, which shall not be unreasonably withheld, conditioned or delayed; (d) Tenant shall pay to Landlord upon demand the reasonable direct, out-of-pocket costs and expenses actually incurred by Landlord for independent third parties in reviewing Tenant's plans and specifications and inspecting the Alterations to determine whether they are being performed in accordance with the approved plans and specifications and in compliance with law, including, without limitation, the fees of any architect, engineer employed by Landlord for such purpose; (e) before proceeding with any Alterations which are reasonably estimated to cost more than $25,000 Tenant shall comply with the requirements of Article 6 hereof; (f) not less than fifteen (15) days, nor more than twenty (20) days prior to commencement of the Alterations, Tenant shall notify Landlord of the work commencement date, in order that Landlord may post notices of nonresponsibility about the Premises;
(g) Tenant shall deliver to Landlord one (1) set of "as-built" plans; (h) all such Alterations shall be compatible with existing structures, including without limitation, with all lighting, electrical, plumbing, heating and HVAC systems in the Club Facility; and (i) Tenant shall fully and promptly comply with and observe the reasonable rules and regulations of Landlord then in force with respect to the making of Alterations.

        2. PERFORMANCE. Tenant shall obtain all necessary governmental permits and certificates, at Tenant's sole cost and expense, for the commencement and prosecution of Alterations and for final approval of the Alterations upon completion. Tenant shall retain at its sole expense a reputable contractor which has been approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, to perform the Alterations in compliance with the permits and certificates and applicable law. Alterations shall be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to those currently in existence at the Premises. Alterations shall be performed in a manner that does not unreasonably interfere with, delay, or impose additional expense on Landlord in the construction, maintenance, repair or operation of the Club Facility; and if any additional expense is incurred by Landlord as a result of Alterations, Tenant shall reimburse Landlord for the additional expense fifteen (15) days after demand, as additional rent. Throughout the performance of the Alterations, Tenant, at its expense, shall carry, or cause to be carried, workers' compensation insurance as required by law and general liability insurance, with completed operations endorsements, for any occurrence in or about the Club Facility, in such coverage limits as Landlord may reasonably require in accordance with Article 11 of the Lease. Tenant shall furnish Landlord with evidence satisfactory to Landlord that such insurance is in effect before the commencement of Alterations and on request of Landlord during construction, Tenant shall provide evidence satisfactory to Landlord that the insurance remains in effect.

        3. LIENS AND VIOLATIONS. Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with the Alterations, or any other work, labor, services or materials done for or supplied to Tenant in connection with the Alterations, or any person claiming through or under Tenant, which shall be issued by any other public authority. Tenant shall not utilize materials in the Alterations that are subject to security interests or liens. Tenant shall defend, indemnify and hold Landlord and its Affiliates harmless from and against any and all mechanics' liens, stop notices and other liens and encumbrances or claims of liens or encumbrances filed in connection with Alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant in connection with the Alterations, including, without limitation, security interests in any materials, fixtures or articles installed in the Premises; and against all costs, expenses and liabilities incurred in connection with any such lien or encumbrance, or claim of lien or encumbrance, its removal or any related action or proceeding (including, but not limited to, reasonable attorneys' fees and costs and court costs). Tenant, at its expense, shall satisfy or discharge of record each stop notice, lien or encumbrance within thirty (30) days after it is filed and notice is given to Tenant but in any event before any enforcement action is commenced. If Tenant fails to do so, Landlord shall have the right to satisfy or discharge the stop notice, lien or encumbrance by payment to the claimant on whose behalf it was filed. Tenant shall reimburse Landlord on demand for the reasonable costs and expenses so incurred by Landlord, as additional rent, and without regard for any defense or offset that Tenant may have had against the claimant, but neither Landlord's curative action nor the reimbursement of Landlord by Tenant shall cure Tenant's default in failing to satisfy or discharge of record the stop notice, lien or encumbrance. If Tenant fails to reimburse Landlord for such expenses within five (5) days, interest at the Interest Rate (calculated from the date of the filing of such lien) and late charges shall be added to such delinquent payments.

        4. SECURITY FOR PAYMENT AND PERFORMANCE. If the Alteration costs in excess of $100,000, Landlord may request and Tenant shall obtain and deliver to Landlord such security for payment and performance as shall be reasonably satisfactory to Landlord.

        5. SURRENDER. Any Alterations (including without limitation, all Tenant's Owned Alterations and Utility Installations) made, and all fixtures and other equipment attached to the Premises shall, unless Landlord elects otherwise, remain on, become part of, and be surrendered with the Premises on the expiration or termination of the Term, except that Landlord can elect within thirty (30) days before the expiration of the Term, or within thirty (30) days after termination of the Term, to require Tenant to remove all or some of the Alterations, fixtures and other equipment that Tenant has made or attached to the Premises but only if Landlord notified Tenant, when approving such Alteration(s), fixtures or equipment, that Landlord reserved such right to elect to have Tenant remove the same. If Landlord so elects, Tenant at its cost, shall restore the Premises to the condition designated by Landlord in its election before the last day of the Term, or within thirty (30) days after notice of election is given, whichever is later. Notwithstanding the foregoing, by the expiration or sooner termination of the Lease, Tenant shall have the right to remove any Trade Fixtures or personal property installed by Tenant or any subtenant which are capable of being removed by Tenant, or any subtenant, without substantial and unrepairable damage to the Premises, provided that Tenant or any subtenant promptly repairs (but in no event to take more than thirty (30) days), at its sole cost and expense, all damage to the remaining improvements on the Premises caused by such removal, provided further that Tenant's right to remove such Trade Fixtures and personal property installed by Tenant shall be suspended at any time Tenant is in default under this Lease. Upon the expiration or sooner termination of this Lease, if Tenant shall fail to remove any of Tenant's personal property from the Premises prior to the date of such termination, Landlord may, at its option, remove the same in any legally permissible manner that Landlord shall choose, and Landlord may store said personal property without liability to Tenant for loss thereof. Tenant agrees to pay Landlord immediately upon demand any and all reasonable expenses incurred by Landlord in connection with such removal, including court costs, and reasonable attorney's fees and costs, as well as all storage charges for such personal property for any length of time that the same shall be so stored whether or not in Landlord's possession, or alternatively, Landlord may at its option, without notice, sell such personal property, or any portion thereof, at a private sale and without legal process, for such price as Landlord may obtain, and apply the proceeds of such sale to any amounts due under this Lease from Tenant to Landlord and to the reasonable expenses incident to the removal and sale of such property. Tenant shall surrender the Premises, by the expiration or sooner termination of this Lease, clean and free of debris and in good order, condition and state of repair, ordinary wear and tear excepted.